Exhibit 23.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in this Registration Statement of Whistlepig Enterprises, Inc. on Form SB-2, of my report dated January 18, 2008 (included in exhibits to such registration statement) on the financial statements of Whistlepig Enterprises, Inc. as of December 31, 2007 and for the period from May 30, 2007 (inception) through December 31, 2007.

/s/ Ronald R. Chadwick, P.C.
RONALD R. CHADWICK, P.C.
Aurora, Colorado
January 22, 2008